SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                           TRANS WORLD CORPORATION
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           (Exact name of Registrant as specified in its charter)

                                   NEVADA
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       (State or other jurisdiction of incorporation or organization)

                                 13-3738518
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                    (I.R.S. Employer Identification No.)

            545 FIFTH AVENUE, SUITE 940, NEW YORK, NEW YORK     10017
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           (Address of principal executive offices)           (Zip Code)


If this form relates to the                If this form reltes to the
registration of a class of securities      registration of a class of
pursuant to Section 12(b) of the           securities pursuant to Section
Exchange Act and is effective              12(g) of the Exchange Act
upon filing pursuant to General            and is effective upon filing
Instruction A.(c), please check            pursuant to General Instruc-
the following box.  [  ]                   tion A.(d), please check
                                           following box.  [  ]


Securities Act registration statement file number to which this form relates: 333-101028

Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

      $1,000 PRINCIPAL AMOUNT VARIABLE RATE PROMMISSORY NOTES DUE 2010
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                              (Title of Class)


                        8% PROMISSORY NOTES DUE 2006
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                              (Title of Class)




Item 1.        Description of Registrant's Securities to be Registered

The information relating to the Registrant's securities required by Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the captions "Description of the Replacement Notes" and "Description of the Interest Notes," in the Registrant's Registration Statement on Form S-4 (Registration No. 333-101028) filed with the Securities and Exchange Commission on November 5, 2002, as amended to date and hereafter (the "Form S-4"), and in the Prospectus to be filed pursuant to Rule 424(b) which is deemed to be incorporated by reference herein.

Item 2.        Exhibits

     4.10 Form of 8% Promissory Note due 2006*

     4.11 Form of Variable Rate Promissory Note due 2010**

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*Incorporated by reference to Exhibit 4.10 to the Form S-4.
**Incorporated by reference to Exhibit 4.11 to the Form S-4.


                                  SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be filed on its behalf by the undersigned, thereto duly authorized.

                              TRANS WORLD CORPORATION

Dated:  May 2, 2003           By: /s/  Rami S. Ramadan
                                  ------------------------------------------
                                  Chief Executive Office and Chief Financial
                                    Officer